Exhibit 10.10

Confidential

Exclusive Agreement on the Option of Transfer of Shares

of

Shanghai Mopietek Information Technology Co., Ltd.

Between

Shi Yongmei

Song Zhiling

Shanghai Mopietek Information Technology Co., Ltd.

And

Shanghai Information Technology (Molong) Co., Ltd.

Dated this July 1, 2007

Exclusive Agreement on Option of Share Transfer

This Exclusive Agreement on Option of Share Transfer (“this Agreement”) is executed by and between the parties below on July 1st 2007 in Shanghai, People’s Republic of China (“China” or “PRC”):

1.	Shi Yongmei, a Chinese citizen (ID No: XXXXXXXXXXXXXXXXXX)

2.	Song Zhiling, a Chinese citizen (ID No: XXXXXXXXXXXXXXXXXX);

(Song Yongmei and Song Zhiling are separately or collected referred to as “Existing Shareholders”)

3.	Shanghai Information Technology (Molong) Co., Ltd. (“Molong”)

Registered address: Room 1105 No. 1 Lane 127 Guotai Road, Yangpu District, Shanghai

4.	Shanghai Mopietek Information Technology Co., Ltd (“Mopietek”)

Registered address: Room 1103 No. 1 Lane 127 Guotai Road, Yangpu District, Shanghai

(In this Agreement, the four parties are separately referred to as “a Party”, and collectively referred to as “the Parties”)
WHEREAS,
(1)
Existing Shareholders are registered shareholders of Mopietek who lawfully hold all shares of Mopietek. Exhibit 1 lists the amount of contributions and proportion of of stocks of Existing Shareholders in Mopietek registered capital upon execution date hereof.

(2)
Existing Shareholders wish to transfer their shares in Mopietek to Molong and/or any entity or individual designated by Molong pursuant to applicable laws of China, and Molong agrees to accept such transfer.

(3)
For such transfer, Existing Shareholders agree to jointly grant an irrevocable, exclusive option of share transfer to Molong (“Option of Share Transfer”), by which, to the extent permitted by the Chinese laws, the Existing Shareholders shall, as requested by Molong, transfer the option shares (as defined below) to Molong and/or any entity or individual designated by Molong in accordance with the provisions hereunder.

(4)	Mopietek agrees with such granting of the option from Existing Shareholders to Molong in accordance with the provisions hereunder.

Now therefore, the parties agree as follows:

Article 1 Definitions

1.1	Unless otherwise stipulated in the context, the following terms have the meaning as defined below:

Designated Representative:	as defined in article 3.7 hereto.

Permits and Licenses:
any approval, license, filing or registration necessary for Mopietek to lawfully and validly operate information service business in category-II value-added telecom business in China (exclusive of fixed phone business and Internet information service) and information service business in category-II value-added telecom business in Shanghai (limited to Internet information service only), including but not limited to Business License for Enterprise as Legal Person, Taxation Registration Certificate, License for Value-added Telecom Business, and any other necessary approvals and licenses as required by applicable laws of China.

Confidential Information:	as defined in article 8.1 hereto.

Default Party:	as defined in article 11.1 hereto.

Default:	as defined in article 11.1 hereto.

Notice of Exercise:	as defined in article 3.5 hereto.

Mopietek Registered Capital:	10 Million RMB upon execution of this Agreement, and any additional registered capital within the term of this Agreement.

Mopietek Assets:
all tangible and intangible assets of Mopietek derived or legally used by Mopietek during the term of this Agreement, including but not limited to any real estate, personal property, trademark, copyright, patent, proprietary technologies, domain name, software license and other IPRs.

Material Agreement:
Any agreement binding upon Mopietek and having material impact on Mopietek business or assets, including but not limited to Exclusive Agreement of Technology License and Service reached between Mopietek and Molong, and any other agreement related to Mopietek business.

Conforming Party:	as defined in article 11.1 hereto.

Option of Shares:
for each Existing Shareholder, all shares of Mopietek registered capital held by each Existing Shareholder; for all Existing Shareholders, all shares of Mopietek registered capital held by Existing Shareholders.

Chinese Laws:	prevailing Chinese laws, administrative regulations, by-laws, local rules, juridical explanation and other binding regulatory documents.

Letter of Attorney:	as defined in article 3.7 hereto.

Subject Right:	as defined in article 12.5 hereto.

Maximum Shareholding Percentage:	as defined in article 3.2 hereto.

Right of Share Transfer:
when exercising the option of share transfer (“Exercise”), Molong, according to article 3.2 hereto, is entitled to request either or both Existing Shareholders to transfer all or part of shares of Mopietek to Molong or any entity or individual designated by Molong, at the sole discretion of Molong in light of then prevailing Chinese Laws and business factors.

Transfer Price:	according to article 4 hereto, upon each Exercise, all consideration of the shares hereunder purchased by Molong or any entity or individual designated by Molong paid to Existing Shareholders.

1.2	Any reference of any Chinese laws hereunder shall be deemed as:

	(1)	Inclusive of any amendment, change, addition and replacement thereof, whether prior to or after the execution date hereunder; and

	(2)	Inclusive of any other decision, notice and regulation pursuant to or effective as per such laws.

1.3	Unless otherwise set in the context, the articles, clauses, items and paragraphs hereto refer to the provisions hereto.

Article 2 Granting of Option of Share Transfer

2.1
The Existing Shareholders separately and jointly agree to grant irrevocable, exclusive option of share transfer to Molong without any conditions, by which Molong is entitled, to the extent permitted by the Chinese laws, request Existing Shareholders to transfer their shares in Mopietek to Molong and/or any entity or individual designated by Molong in the manner set hereunder, and Molong hereby accepts such option.

2.2	Mopietek hereby agrees that Existing Shareholders should transfer such option to Molong according to article 2.1 and other provisions hereto.

Article 3 Manner of Exercise

3.1	To the extent permitted by the Chinese laws, Molong may, at its sole discretion, determine the time, manner and times of Exercise.

3.2
If Molong or the entity or individual designated by Molong are permitted by then prevailing Chinese Laws to hold all shares of Mopietek, Molong is entitled to exercise the option hereunder once for all, when Molong and/or any entity or individual designated by Molong shall acquire all Option Shares transferred by the Existing Shareholders; if Molong or the entity or individual designated by Molong are permitted by then prevailing Chinese Laws to hold only part of shares of Mopietek, Molong is entitled to exercise the option hereunder not exceeding the maximum shareholding percentage as stipulated by prevailing Chinese Laws (“Maximum Shareholding Percentage”), when Molong and/or any entity or individual designated by Molong shall acquire such part of Option Shares transferred by the Existing Shareholders. In the latter case, Molong is entitled to exercise the Option within the rising Maximum Shareholding Percentage as permitted by Chinese Laws for more than once, until holding up to 100% shares of Mopietek.

3.3
Upon each Exercise, Molong is entitled to designate the number of Option Shares to be transferred by Existing Shareholders to Molong and/or any entity or individual designated by Molong, when the Existing Shareholders should transfer such number of Option Shares to Molong and/or any entity or individual designated by Molong. Molong and/or any entity or individual designated by Molong should pay Existing Shareholders the Transfer Price with regard to such number of Option Shares upon each Exercise.

3.4	Upon each Exercise, Molong or any third party designated by Molong may accept all or part of the Option Shares.

3.5
Upon each Exercise, Molong shall issue the notice of exercising the transfer option (“Exercise Notice”, with the format set in exhibit 2 hereto). Upon the receipt of such notice, Existing Shareholders should transfer the shares under the notice, in the manner set in article 3.3 hereto, to Molong and/or any entity or individual designated by Molong once for all.

3.6	The Existing Shareholders separately and jointly promise and warrant that, upon receipt of the Exercise Notice, they shall:

(1)
Immediately hold shareholder meeting, adopt a shareholder resolution and take all necessary actions to cause the transfer of all Option Shares to Molong and/or any entity or individual designated by Molong at the Transfer Price;

(2)
Immediately enter into the share transfer agreement with Molong and/or any entity or individual designated by Molong to transfer all Option Shares to Molong and/or any entity or individual designated by Molong; and

(3)
As requested by Molong and applicable laws/regulations, provide reasonable assistance to Molong (including supplying and executing of all relevant legal documents, going through all necessary government approval and registration procedures, undertaking all relevant obligations) to enable Molong and/or any entity or individual designated by Molong to obtain all Option Shares without any legal defects.

3.7
Upon execution of this Agreement, the Existing Shareholders should separately execute a letter of attorney (“Letter of Attorney”, with the format set in exhibit 3 hereto) to appoint any one designated by Molong (“Designated Representative”) to execute any and all necessary legal documents according to this Agreement on behalf of such Existing Shareholders to enable Molong and/or any entity or individual designated by Molong to obtain all Option Shares without any legal defects. The Letter of Attorney shall be kept by Molong, and Molong is entitled to, when necessary, request Existing Shareholders to execute duplicates of the Letter of Attorney, and furnish such Letter of Attorney to competent government authorities. Existing Shareholders shall rescind the appointment of such Designated Representative immediately upon the receipt of the written notice of Molong for replacing such representative, and appoint other representative designated by Molong to execute any and all necessary legal documents according to this Agreement on behalf of such Existing Shareholders. The replacing Letter of Attorney shall forthwith supercede the original one; otherwise Existing Shareholders shall not rescind the Letter of Attorney to the Designated Representative.

Article 4 Transfer Price

Upon each Exercise, Molong and/or any entity or individual designated by Molong shall pay the minimum price permitted by the prevailing Chinese laws to Existing Shareholders as the Transfer Price.
Article 5 Warranty and Presentations

5.1	Existing Shareholders separately and jointly warrant and present as below, which shall remain valid as if made upon each Exercise.

5.1.1
Existing Shareholders are Chinese citizens of full capacity, havecomplete and independent legal status and capacity to execute, deliver and perform this Agreement, and can act as an independent party of any litigation.

5.1.2
Mopietek is a limited liability company duly registered and existing under Chinese Laws, is qualified as an independent legal entity, has complete and independent legal status and capacity to execute, deliver and perform this Agreement, and can act as an independent party of any litigation.

5.1.3
Existing Shareholders have full authorization and power for execution and delivery of this Agreement and any other necessary documents in connection with the transaction hereunder; and full authorization and power for the transaction hereunder.

5.1.4	This Agreement is duly and properly executed and delivered by Existing Shareholders, constitutes lawful and binding obligations of the parties hereto, and can be enforced accordingly.

5.1.5
Existing Shareholders, upon effective date of this Agreement, are lawful registered owner of the Option Shares. Except for the rights under this Agreement, Share Pledge Agreement with Molong, and Trust Agreement of Shareholder Voting Rights with Molong and Mopietek, the Option Shares are not burdened with any lieu, pledge, claim, other guarantee and third-party rights. According to this Agreement, Molong and/or any entity or individual designated by Molong, after each Exercise, will procure the good ownership of the Option Shares without any lieu, pledge, claim, other guarantee and third-party rights.

5.2	Mopietek hereby warrants and represents that:

5.2.1
Mopietek is a limited liability company duly registered and existing under Chinese Laws, is qualified as an independent legal entity, has complete and independent legal status and capacity to execute, deliver and perform this Agreement, and can act as an independent party of any litigation.

5.2.2
Mopietek has full authorization and power for execution and delivery of this Agreement and any other necessary documents in connection with the transaction hereunder; and full authorization and power for the transaction hereunder.

5.2.3	This Agreement is legally and properly executed and delivered by Mopietek, and constitutes lawful and binding obligations of Mopietek.

5.2.4
Upon execution of this Agreement, Existing Shareholders are all legally registered shareholders of Mopietek. According to this Agreement, Molong and/or any entity or individual designated by Molong, after each Exercise, will procure the good ownership of the Option Shares without any lieu, pledge, claim, other guarantee and third-party rights.

5.2.5
Upon execution of this Agreement, Mopietek has all necessary Permits and Licenses for its operation, has full authorization and qualification to operate information service business in category-II value-added telecom business in China (exclusive of fixed phone business and Internet information service) and information service business in category-II value-added telecom business in Shanghai (limited to Internet information service only). Since the incorporation, Mopietek has never violated or possibly violated any regulations and rules of industrial and commercial, tax, telecom, quality and technical supervision, labor and social security authorities, and other government agencies, nor involved into any conflict arising out of any contract violation.

Article 6 Promise of Existing Shareholders

The Existing Shareholders hereby respectively warrants that:

6.1	During the term hereof, take all reasonable measures to assist Mopietek to procure, and maintain the validity of, all necessary Permits and Licenses for its operation.

6.2	During the term hereof, without prior written consent of Molong:

6.2.1	No Existing Shareholders shall transfer or dispose, in any manner, any Option Shares, or place any pledge or third-party rights on any Option Shares.

6.2.2	Not increase or decrease registered capital of Mopietek;

6.2.3	Not dispose or cause Mopietek management to dispose any Mopietek assets (except for normal business operation);

6.2.4	Not terminate, or cause Mopietek management to terminate any Material Agreement binding upon Mopietek, nor to enter into any agreement in conflict with any Material Agreement;

6.2.5	Not appoint or replace any Mopietek director, supervisor or managing personal appointed by Existing Shareholders;

6.2.6	Not request or agree Mopietek to declare or distribute any allocable profit, dividend, bonus or stock interest;

6.2.7	Guarantee that Mopietek will legally exist, and shall not be terminated, liquidated or dissolved;

6.2.8	Not cause or agree with any modification of Mopietek articles of association; and

6.2.9	Guarantee that Mopietek will not have any debt or creditor right, or guarantee or any other guarantee activities, or any other material obligations except for normal business operation.

6.3
During the term of this Agreement, Existing Shareholders will try every reasonable endeavors to promote Mopietek business, ensure Mopietek’s legal and regulated operation, and will not take any action or no-action that may impair Mopietek assets, goodwill and validity of Mopietek Permits and Licenses.

Article 7 Promises of Mopietek

7.1
Mopietek will try every reasonable endeavors to procure any necessary third-party consent, approval, waiver, authorization or any government approval, license, exemption or any registration or filing with any government agency (statutory) for execution and performance of this Agreement, granting of the Option hereunder.

7.2
Without prior written consent of Molong, Mopietek will not assist with or permit Existing Shareholders to transfer or dispose of, in any other manner, any Option of Share Transfer, or place any pledge or third-party right on any Option of Share Transfer.

7.3	Mopietek will not, nor permit any third party to, take any action or no-action adversely impacting the rights of Molong hereunder.

Article 8 Non Disclosure

8.1	Regardless of termination of this Agreement, Existing Shareholders shall not disclose the following information (“Confidential Information”):

	(i)	Execution, performance and contents of this Agreement;

	(ii)	Any trade secret, confidential information and customer information of Mopietek disclosed to or received by Existing Shareholders for execution and performance of this Agreement;

	(iii)	Any trade secret, confidential information and customer information of Mopietek disclosed to or received by Existing Shareholders acting as the shareholders of Mopietek.

Existing Shareholders shall not use such Confidential Information except for the performance of this Agreement. Without written consent of Molong, no Existing Shareholders shall disclose above Confidential Information to any third party, any default party herein shall be liable for default liability and indemnify any loss thus incurred.

8.2
Upon termination of this Agreement, the Existing Shareholders shall return, destroy or dispose of all documents, materials and software containing Confidential Information as requested by Molong, and stop any use thereof.

8.3	Notwithstanding provisions to the contrary, the provisions herein shall survive any termination or suspension of this Agreement.

Article 9 Term

This Agreement shall take effect upon due execution, and be terminated when all Option Shares are transferred to Molong and/or other entity or individual designated by Molong.

Article 10 Notices

10.1	Any notice, demand, request and other correspondence requested by or made in accordance with this Agreement shall be sent to the other party in writing.

10.2	Above notice or correspondence sent by fax or telex shall be deemed as given upon sending out; or deemed as given upon personal delivery; or five (5) days after mailing.

Article 11 Defaults

11.1
The parties agree and confirm that either party (“Default Party”) in material violation of any provision hereto or material default of any obligation hereto constitute the default against this Agreement (“Default”), when the conforming party (“Conforming Party”) is entitled to notify the Default Party to make correction or remedy thereof within reasonable period. In case of no correction or remedy within the reasonable period or within ten (10) days after the written notice thereof, if the Default Party is Existing Shareholder or Mopietek, the Conforming Party is entitled to resort to any one of the following solutions: (1) Terminate this agreement and claim all indemnification of any loss thus incurred; or (2) Request performance of the obligations hereunder and claim all indemnification of any loss thus incurred; if the Default Party is Molong, the Conforming Party is entitled to request the Default Party to perform obligations hereunder and claim all indemnification of any loss thus incurred.

11.2	The parties agree and confirm that neither Existing Shareholder nor Mopietek shall terminate this Agreement in any circumstances.

11.3	The rights and remedies hereunder are accumulative, and shall not exclude any other legal rights and remedies.

11.4	Notwithstanding any provisions to the contrary, the provisions herein shall survive any termination or suspension of this Agreement.

Article 12 Miscellaneous

12.1	This Agreement is made in Chinese in four (4) originals with each party holding one (1) copy.

12.2	The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement are governed by laws of China.

12.3
Any dispute arising out of or in connection with this Agreement shall be settled via mutual consultation. Any dispute failing friendly settlement within thirty (30) days shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Branch for arbitration under its then prevailing rules. The arbitration is final and binding upon the parties.

12.4
Any rights, power and remedy granted to the parties hereunder shall not preclude any other right, power or remedy of such party in accordance with applicable laws/regulations and other provisions hereto, any exercise of such right, power and remedy shall not preclude such party of the exercise of other right, power and remedy.

12.5
Any non-exercise or delay in exercising any right, power and remedy hereunder or under applicable laws (“such Right”) shall not lead to any waiver of such Right, any waiver of single or part of such Right shall not preclude the right of such party to exercise such Right in any other manner or exercise other rights.

12.6	The headings hereto are for reference only, and shall not influence the interpretation of the provisions hereto.

12.7
Any provision hereto constitutes a several part of this Agreement. Any provision or provisions found invalid, illegal or unenforceable any time shall not prejudice against the validity, legality and enforceability of any other provisions hereto.

12.8
This Agreement as duly executed shall supercede any previous oral or written agreement regarding the subject matter hereunder among the parties hereto. Any amendment and addition thereof shall be made in writing, and take effect upon due execution of the parties hereto.

12.9
Without prior written consent of Molong, neither Existing Shareholders nor Mopietek shall transfer any rights and/or obligations hereunder to any third party, Molong is entitled to transfer any rights and/or obligations of Molong hereunder to any third party with notice thereof to Existing Shareholders and Mopietek.

12.10	This Agreement is binding upon lawful successors of the parties hereto.

(End of text)

[Signature Page]

Now therefore, the parties hereby set their hands on this exclusive Agreement as of the date first above written.

Shi Yongmei
Signature:

Song Zhiling
Signature:

Shanghai Information Technology (Molong) Co., Ltd. (seal)
Signature: Fu Qian
Name:
Title: authorized representative

Shanghai Mopietek Information Technology Co., Ltd (seal)
Signature: Song Zhiling
Name:
Title: authorized representative

Exhibit 1

Profile of Mopietek

Name: Shanghai Mopietek Information Technology Co., Ltd.

Registered address: Room 1103 No. 1 Lane 127 Guotai Road, Yangpu District, Shanghai

Registered capital: 10 Million RMB

Legal representative: Song Zhiling

Shareholding Structure

Shareholders	Amount of contribution	Shareholding proportion
Shi Yongmei	9 Million RMB	90%
Song Zhiling	1 Million RMB	10%
Total	10 Million RMB	100%

Financial year: January 1 to December 31 in one calendar year

Exhibit 2

Sample of Notice of Exercise

To: [Existing Shareholders]

Your attention is invited to the Exclusive Agreement on Option of Share Transfer (“Option Agreement”) executed by our company with you and Shanghai Mopietek Information Technology Co., Ltd. (“Mopietek”), by which you should, as requested by our company when permitted by then prevailing Chinese laws and regulations, to transfer the shares of Mopietek held by you/your company to us or any third party designated by us.

We hereby notify you as below:

We request to exercise the share-transfer option under the Option Agreement, by which ____% shares of Mopietek held by you (“Transfer Shares”) shall be transferred to us/[company/individual] designated by us. You should, upon the receipt of this notice, forthwith transfer the Transfer Shares to us/[company/individual] designated by us.

Yours faithfully

Shanghai Information Technology (Molong) Co., Ltd.

(seal)

Authorized representative:

Date:

Exhibit 3:

Sample of Letter of Attorney

I, _______, hereby irrevocably appoint ___________ [ID No.________] as my authorized representative to execute the share transfer agreement and other necessary legal documents about the shares of Shanghai Mopietek Information Technology Co., Ltd. among me, Shanghai Mopietek Information Technology Co., Ltd. and Shanghai Information Technology (Molong) Co., Ltd..

Signature:

Date: